EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-97707 of The AES Corporation on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of The AES Corporation Retirement Savings Plan for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

McLean, VA
June 28, 2006